Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Ampex Corporation:

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated April 15, 2005, relating to the consolidated financial statements and financial statement schedule of Ampex Corporation, which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

We also consent to the reference to us under the heading “Experts” in the Prospectus.

/s/ BDO SEIDMAN, LLP
BDO Seidman, LLP

San Jose, California
June 30, 2005